Amendment No. 2 to the
Maxim TEP, Inc.
2005 Incentive Compensation Plan

Section 5.2 of the Incentive Compensation Plan of Maxim TEP, Inc. is hereby amended by deleting the phrase "fifteen million" from the third line thereof and replacing such phrase with "thirty million".

Adopted by the Board of Directors of Maxim TEP, Inc. on December 5, 2007.